Exhibit 14.1
Board Approved March 18, 2010
Effective March 18, 2010
FINAL

FEDERAL HOME LOAN BANK OF
INDIANAPOLIS

CODE OF CONDUCT

For Directors, Officers, Employees and Advisory Council Members

Exhibits:	A.	Disclosure Policy

	B.	Policy Prohibiting Insider Trading of Securities

	C.	Anti-Fraud Policy

	D.	Whistle-Blower Policy

Exhibit 14.1
Board Approved March 18, 2010
Effective March 18, 2010
FINAL

Exhibit 14.1
Board Approved March 18, 2010
Effective March 18, 2010
FINAL

12.	PRESERVING CONFIDENTIAL INFORMATION PROVIDED TO EMPLOYEES, DIRECTORS, OR ADVISORY COUNCIL MEMBERS		16
	A.	Casual Conversations	17
	B.	Records and Documents	17
	C.	Proprietary Information	17
	D.	Lectures, Speeches and Manuscripts	18
	E.	Blogs and Other Internet Postings	18
	F.	Personal Information Security Breach	18

13.	DISCLOSURE POLICY		19

14.	POLICY PROHIBITING INSIDER TRADING OF SECURITIES		19

15.	USE OF BANK FUNDS AND EXPENSE REPORTS		19

16.	USE OF BANK PROPERTY AND COMPUTER EQUIPMENT		20

17.	ANTI-FRAUD POLICY		20

18.	INDEBTEDNESS, GAMBLING, FIREARMS AND OTHER CONDUCT		20

19.	OUTSIDE EMPLOYMENT FOR BANK EMPLOYEES		20

20.	EMPLOYMENT OF EMPLOYEE’S FAMILY BY THE BANK		21
	A.	Hiring of Relatives	21
	B.	Employment of Immediate Family Members by Members or Vendors	21
	C.	Marriage of Bank Employees	21
	D.	Monitoring	21

21.	PARTICIPATION IN CIVIC AFFAIRS		22

22.	INVOLVEMENT IN AFFORDABLE HOUSING/COMMUNITY DEVELOPMENT PROJECTS		22
	A.	General	22
	B.	Restricted Activities of Employees and Directors	22
	C.	Restricted Activities of Members of the Affordable Housing Advisory Council	23
	D.	Advisory Council Member Limits on Bank Vendor Provided Substantial Gifts and Personal Entertainment	23
	E.	No Gifts or Entertainment to Federal Housing Finance Agency	24

Exhibit 14.1
Board Approved March 18, 2010
Effective March 18, 2010
FINAL

23.	REPORTING OF CODE OF CONDUCT VIOLATIONS, WRONGDOINGS & ANONYMOUS TIPS	24

24.	ETHICS OFFICER AND DIRECTOR OF INTERNAL AUDIT RESPONSIBILITIES	25

25.	HIRING FROM BANK'S EXTERNAL AUDIT FIRM	25

26.	WAIVERS	25

Exhibit 14.1
Board Approved March 18, 2010
Effective March 18, 2010
FINAL

1.	Your Responsibilities to the Bank

The Federal Home Loan Bank of Indianapolis expects each Employee, Director and member of the Affordable Housing Advisory Council to maintain the highest standards of honesty, integrity, impartiality and conduct at all times.  The Employees, Directors and Affordable Housing Advisory Council members are expected to conduct themselves so as to avoid any activity that gives the appearance of, has the potential to compromise, or actually compromises, their duties and responsibilities to the Bank.  This is essential because of the unique role of the Bank in serving public policy as a Government-Sponsored Enterprise, as well as the Bank’s fundamental responsibility to its customers and shareholders.  As such, you have a duty of both care and loyalty to the Bank.

You are expected to constantly exercise individual judgment as to whether your actions, both on and off the job, will meet these standards when viewed through the eyes of the law, the Federal Housing Finance Agency, our Members and the general public.

You have the obligation to avoid any action, whether or not specifically prohibited by law, regulation, policy or by this Code of Conduct, which might result in using a Bank position for private gain, giving preferential treatment to any organization or person, losing complete independence or impartiality, making decisions outside official channels, or adversely affecting the confidence of the public in the integrity of the Bank or the Federal Home Loan Bank System.

There are numerous federal, state and local laws that apply to the Federal Home Loan Bank of Indianapolis, including the regulations and policies of the Securities and Exchange Commission (“SEC”) and the Federal Housing Finance Agency.  You are expected to conduct all business dealings according to these laws.  Violating any of them could subject you or the Bank to criminal and civil penalties.  If you have questions about any laws or how they apply to particular situations ask your supervisor or consult with the Bank’s General Counsel or the Human Resources Department Director, hereinafter referenced in this Code of Conduct as the Ethics Officer(s).

You are responsible for being familiar with and complying with the Code of Conduct and all of its provisions.  Any violation of the provisions of the Code of Conduct will be cause for corrective action, including, without limitation, Director or Advisory Council disqualification, changes in assigned duties, divestment of a conflicting Financial Interest, verbal or written warnings or termination of employment.  These actions may be in addition to any penalty or sanction prescribed by law.

Exhibit 14.1
Board Approved March 18, 2010
Effective March 18, 2010
FINAL

2.	Code of Conduct Interpretation

The provisions set forth in the Code of Conduct are intended to be interpreted and applied under a reasonableness standard.  If you have any questions as to how a certain provision applies to a specific set of facts, contact the Ethics Officer for an opinion as to the application of the provision(s) in question.

3.	Scope

The Code of Conduct applies to all Employees, Officers, including senior and principal officers, Directors, and Affordable Housing Advisory Council members of the Federal Home Loan Bank of Indianapolis.

The Federal Housing Finance Agency has adopted regulations governing the responsibility and eligibility of both Independent Directors (including Public Interest Directors) and Member Directors.  Directors will timely execute and supplement the director eligibility certification as prescribed by the Federal Housing Finance Agency.  However, those rules do not fully address all of the issues that are the subject of the Code of Conduct.  Therefore, those provisions of the Code of Conduct dealing with issues not addressed by the Finance Agency regulations are hereby made applicable to the Directors of the Bank.

The provisions of the Code of Conduct that address issues that could arise in connection with the limited activities of the Affordable Housing Advisory Council are hereby made applicable to the members of the Affordable Housing Advisory Council.

4.	Effective Date and Amendments

This revised version of the Code of Conduct is effective March 18, 2010, and may be amended at any time at the discretion of the Bank’s Board of Directors.

5.	Distribution, Training and Verification of Receipt

A copy of the Code of Conduct and any future amendments will be provided to each Employee as part of the routine updating of the Bank’s Employee Handbook.  A copy will be provided to each new Employee within 10 days of their date of employment.  Each Employee is required annually to verify receipt of, and agree to comply with, the requirements of the Code of Conduct.  Staff training on the Code of Conduct will be done annually.  The Code of Conduct and the Employee Handbook will be made available electronically to staff.

Exhibit 14.1
Board Approved March 18, 2010
Effective March 18, 2010
FINAL

All Directors will be provided a copy of the Code of Conduct and any amendments thereto as part of their Board of Directors’ Orientation, and will sign an acknowledgement annually of their receipt of and agreement to comply with, the Code of Conduct.  Affordable Housing Advisory Council members will be provided a copy of the Code of Conduct and any future amendments thereto, and will sign an acknowledgement annually of their receipt of and agreement to comply with, the Code of Conduct. Director and Advisory Counsel training will be done annually.

6.	Definitions

For purposes of the Code of Conduct, the following definitions apply:

Affordable Housing Advisory Council – The group of individuals appointed by the Board of Directors of the Bank pursuant to § 10(j)(11) of the Federal Home Loan Bank Act.

Bank – The Federal Home Loan Bank of Indianapolis

Business Associate – Any individual or entity with whom a Director has a business relationship, including but not limited to

•	Any Company of which the Director is an officer or partner, or in which the Director beneficially owns 10 percent or more of any class of equity security, including subordinated debt;

•	Any other partner, officer or beneficial owner of ten percent or more of any class of equity security, including subordinated debt, of any such Company; or

•	Any trust or other estate in which a Director has a substantial beneficial interest or as to which the Director serves as trustee or in a similar fiduciary capacity.

Company – Any corporation, partnership, trust (business or otherwise), joint venture, pool syndicate, sole proprietorship, unincorporated organization, limited liability company or similar organization or any other form of business entity not specifically listed in this definition.

Conflict of Interest – Any activity, action, Financial Interest or Financial Relationship of yours, your Immediate Family Member or your Related Interest that gives the appearance of, has the potential to, or actually compromises the independence of or interferes with your responsibilities to the Bank.

Control – To own, control, hold with the power to vote or hold proxies representing 10 percent or more of the voting shares or rights of a Company.

Exhibit 14.1
Board Approved March 18, 2010
Effective March 18, 2010
FINAL

Director – Any member or independent director of the Bank elected to the Board of Directors pursuant to § 7 of the Federal Home Loan Bank Act.

Employee – Any full-time and part-time employee, including all senior and principal officers, of the Bank.

Ethics Officer(s) – The Bank’s General Counsel, the Director of Human Resources, and such other officers as may be designated by the Board of Directors from time to time.

Financial Interest – The ownership or control, directly or indirectly, of

•
Any activity, transaction, property or relationship that involves receiving or providing something of monetary value and includes, but is not limited to, any right, contractual or otherwise, to the payment of money, whether contingent or fixed;

•	Any shares of common, preferred capital stock or other equity security; and

•	Any debt security or obligation, including subordinated debt; but

•
It does not include a deposit or savings account maintained with a Member or member of another Federal Home Loan Bank, nor does it include a loan or extension of credit obtained from a Member or a member of another Federal Home Loan Bank if the loan or extension of credit obtained is in the normal course of business on terms generally available to the public.

A Financial Interest of your Immediate Family Member or your Related Interest is considered your interest unless the interest is solely the Financial Interest and responsibility of your Immediate Family Member or your Related Interest, and you have no control over it.  Additionally, the Financial Interest may not in any way, past or present, be derived from your income, assets or activities, and you may neither derive, nor expect to derive, any financial or economic benefit from the Financial Interest.

Financial Relationship – A Financial Relationship means loans, deposits and other relationships or activities with Members involving you, your Immediate Family Members and your Related Interests.

Immediate Family Member – Your parent, spouse, sibling, dependent or any other individual related by blood, marriage or adoption (including adult children) residing in your household and includes their Related Interest.  This definition is expanded for the purposes of the Bank’s hiring of relatives as discussed in Section 20 and participation in Affordable Housing/Community Investment Projects as discussed in Section 22.  This definition is narrowed to include only your spouse and minor children (excluding adult children) when considering the ownership attribution rules for debt or equity applicable to independent directors as discussed in Section 8 of this Code of Conduct.

Exhibit 14.1
Board Approved March 18, 2010
Effective March 18, 2010
FINAL

Member – An institution admitted to membership in the Federal Home Loan Bank of Indianapolis.  This includes subsidiaries, holding companies or affiliates of a Member.  It also includes non-member mortgagees of the Federal Home Loan Bank of Indianapolis.  Institutions, which have no affiliate Members in the Indianapolis Bank district, and which are members in other Federal Home Loan Bank districts, are excluded from this definition.

Person – An individual or Company.

Personal Entertainment - As discussed in Sections 7(C) and 9, Personal Entertainment, including, but not limited to, sporting events, theater tickets, trips, golf or other personal recreation provided by a Member or Vendor of the Bank to Employees, Directors, Advisory Council Members, Immediate Family Members or Related Interest in excess of $500 per individual per Vendor, as measured within a calendar year, are prohibited.  Any Personal Entertainment provided to Employees, Directors or Advisory Council Members in excess of the annual $500 per individual per Vendor limit shall be immediately reported in writing to an Ethics Officer and appropriate corrective action shall be taken.

Personal Entertainment limits do not apply to Board of Director pre-scheduled Board meetings, Bank marketing events to which Directors are invited, or to marketing efforts to existing or prospective Members, or to Personal Entertainment provided by the Member that the Director serves as a director or officer.

Personal Information – As discussed in Section 12 of the Code, Personal Information is defined as an individual’s first name/initial and last name linked to any one of the following:  Social Security number, driver’s license number, state identification card number, credit card number, financial account number, or debit card number (including access code or password).

Related Interest – A Company Controlled by a Person.

Substantial Gift – One or more gifts provided by a Member or Vendor within the calendar year with a total face value in excess of $300 to a Director, an Employee, Advisory Council member, or to an Immediate Family Member or Related Interest shall be defined as a Substantial Gift and shall be prohibited.  Cash gifts are prohibited regardless of value with the exception of Vendor raffles discussed below.  Customary educational business seminars are permitted and are not defined as Substantial Gifts, unless the cost of which is in excess of what is considered reasonable, customary and accepted business practice.  Other items or services for which the person pays less than face value shall be considered a Substantial Gift and shall be prohibited.  A Vendor promotion offered to all; for example, a Vendor raffle with a cash award is not a Substantial Gift.  The purchase of an asset containing an option or agreement to have a Vendor or third-party repurchase the asset at a higher price is defined as a Substantial Gift and shall be prohibited.

Exhibit 14.1
Board Approved March 18, 2010
Effective March 18, 2010
FINAL

Any Substantial Gift received in excess of $300 per Director, Employee, or Advisory Council Member from a Vendor or Member in excess of the annual limit shall be immediately disclosed in writing to an Ethics Officer and appropriate corrective action will be taken.  The Substantial Gift limit does not apply to a Director who receives the Substantial Gift from the Member institution that the Director serves as a director or officer.

Vendor – A Person, Company or supplier that is, or is seeking to, provide the Bank with goods or services, including a Member.

7.	Employee Gifts, Loans and Entertainment

A.	Received By Employees

Except as provided later in this section, an Employee may not solicit or knowingly accept, directly or indirectly, any Substantial Gift, Personal Entertainment, gratuity, favor, honorarium, entertainment or any other thing of monetary value from a Member, Vendor, or from a Person who:

•	Has, or is seeking to obtain, a contractual, other business or financial relationship with the Bank;

•	Has interests that may be substantially affected by the performance or non-performance of the Employee’s official duties; or

•
Is an officer, director, controlling shareholder, employee or agent of a Member; of a Company that is a controlling shareholder of a Member; or of a trade organization comprised of Members that represents financial services, credit needs, housing or financial consumer protection.

Subject to the Substantial Gift or Personal Entertainment limits, Employees are permitted to accept things of monetary value, provided that the things of monetary value are:

•	motivated by obvious family or personal relationships rather than the business of the persons concerned;

•	unsolicited advertising or promotional materials, such as pens, pencils, note pads, calendars, seasonal gifts of nominal value or other items of nominal value;

Exhibit 14.1
Board Approved March 18, 2010
Effective March 18, 2010
FINAL

•
food and entertainment of nominal value accepted on infrequent occasions in the ordinary course of a conference, meeting or other working session where such things are incidental to the activity performed;

•	scheduled lunch or dinner with Vendors, including spouses, as long as the invitation is extended by the Vendor, and are not to be solicited by the Employee;

•	day outings such as sporting events, golf, tennis, fishing or hunting, are acceptable, and are not to be solicited by the Employee;

•
overnight outings are acceptable under the condition that individuals from either other companies or the Vendor are in attendance and there is an educational or business component, and these events are not to be solicited by the Employee;

•	non-cash honoraria below the Substantial Gift limits where the gift is intended as a token of appreciation for the Employee's willingness to speak before the group; or

•	Financial Interests or Financial Relationships not otherwise prohibited under this Section.

An Employee may not accept cash honoraria or similar fees and payments, which are given for publication, speeches, or lectures, based on Bank duties or employment.  The Employee must forward such cash compensation to the Bank if received.  Expenses of travel, lodging and meals incurred while on Bank business must be paid for or reimbursed by the Bank according to the Bank’s Travel Policy.  An Employee may not accept payment or reimbursement for these expenses from any private source, unless it is below the Substantial Gift or Personal Entertainment limits and is provided on infrequent occasions in the ordinary course of a Vendor promotion, a conference, meeting, or other working session that is customarily provided to other clients or participants.

B.	Gifts and Entertainment Provided By Employees

Entertainment and gifts used to promote Bank products and services are permitted, if authorized by senior management and generally offered in a Bank promotion or sales strategy targeted to certain customer sectors.  An Employee may not give, offer, or provide any Substantial Gift or Personal Entertainment to an officer, director, employee, agent, or attorney of a Member (or institution eligible for membership) unless it is pre-authorized by senior management.  Excessive entertainment or gifts targeted to just one individual are not permitted, unless otherwise disclosed to and pre-approved by the Bank's Ethics Officers and the appropriate senior manager.  When making this determination, the context behind the individual gift and entertainment will be considered, and whether it provides the appearance or an actual conflict of interest.  In no case will the acceptance of the gift or entertainment be allowed if it places the Bank's integrity or the recipient's business decision making into question.

Exhibit 14.1
Board Approved March 18, 2010
Effective March 18, 2010
FINAL

Employees shall not provide gifts or any business entertainment, including the buying of meals (regardless of value) to any federal banking examiner or other Executive branch official, including the Federal Housing Finance Agency directors and staff.

C.	Monitoring Of Gifts and Reporting of Entertainment Provided to Employees

It is the responsibility of the individual receiving or giving items under this Section of the Code to self-report to the Ethics Officers questions, issues or potential violations under the Code.  Bank managers should, as practical, monitor for Code compliance.

Any Substantial Gift received in excess of the $300 per Employee annual limit from a Vendor shall be immediately disclosed in writing to an Ethics Officer and appropriate corrective action shall be taken.  Any Personal Entertainment provided to an Employee in excess of the annual $500 per Vendor limit shall be immediately reported in writing to an Ethics Officer and appropriate corrective action shall be taken.

8.	Federal Housing Finance Agency Regulation § 1261.4, 1261.6, 1261.10-12Director Conflict of Interest Policy Directives and Disclosures

The Directors shall administer the affairs of the Bank fairly and impartially without discrimination in favor of or against any Member.

•	Independent directors must reside in the district.

•
Independent directors cannot be officers of any FHLBank and cannot be officers or directors of any FHLBank member institution (or its “one bank” holding company or subsidiary).  An independent director may serve as a director or employee of a Bank member’s holding company, if the Indianapolis Bank member represents less than 35 percent of combined holding company assets.

•
Independent directors cannot own debt or equity securities or have other financial interests in an Indianapolis Bank member or its “one bank” holding company.  If the Indianapolis Bank member is less than 35 percent of the assets of an Indianapolis Bank member’s holding company, then stock ownership in the holding company is permitted.

•
Each Public Interest director must be a director, officer, employee, or be a person in good standing with a consumer or community organization operating within the Bank district. The public interest director must be actively involved in representing one of these groups at the time of appointment and must annually disclose and describe the community activities which qualify the person for Public Interest director status.

Exhibit 14.1
Board Approved March 18, 2010
Effective March 18, 2010
FINAL

•
Member directors must be employed by or serve as a director of a Bank Member that is located in the voting state to be represented by that director, which was a member of the Bank as of the record date. That member institution must meet all applicable minimum regulatory capital requirements. If these are not met, a director is immediately disqualified. If a director suspects his or her financial institution no longer meets its regulatory capital requirement, the director should immediately advise the Bank of this fact.

•
Throughout the year, a director shall have 30 days from the date he or she knows (or should have known) of an event which could potentially result in disqualification (12 C.F.R. §1261.12) to file a report with the Bank. Independent directors must also inform the Finance Agency in writing at the same time.

•
Investment accounts – Debt or equity securities an independent director owns through an account managed by an investment adviser registered under the Investment Advisers Act of 1940 (15 U.S.C. 80b-1 et seq.), for which the director pays a fee for advisory services and with respect to which the director has given the investment adviser complete investment discretion to buy and sell all securities in the account, are not deemed to be shares or other financial interest in a member if the director is not affiliated with the investment adviser and has no control over the selection of securities acquired for the account.

•
Loans and deposits – Loans obtained from a member and money placed on deposit with a member are not deemed to be a financial interest in a member if the transactions occur in the normal course of business of the member and are on terms that are no more favorable than those that would be available under like circumstances to members of the public.

Under this Code of Conduct, attribution of debt or equity ownership to the independent director will be applied to any debt or equity owned by the director’s spouse or minor children.

A Director shall not use his or her official position as a Director for personal gain. An independent director may not have consulting or other contractual relationship with an Indianapolis Bank member, including spouse or minor children. Member directors may have employment or consulting contracts with Indianapolis Bank members without restriction.

A Director shall promptly disclose to the board at the next regularly scheduled meeting (or if appropriate the board comprised of disinterested directors) any actual or apparent conflict of interest. Such disclosure should be made before the board takes action on the matter. Any director questions regarding director qualifications, disclosures or possible conflicts (whether direct or indirect) should be made to the Bank’s General Counsel and any material request and the outcome should be reflected in the board minutes.

Exhibit 14.1
Board Approved March 18, 2010
Effective March 18, 2010
FINAL

For any matter to be considered by the Board of Directors in which another person or entity does, or proposes to do business with the Bank, a Director shall disclose to the Board of Directors any personal Financial Interest that he or she has in the matter being considered, as well as any Financial Interest known to the Director of any Immediate Family Member or Business Associate of the Director. A Director shall fully disclose the nature of his or her interest in the matter and shall provide to the Board of Directors any information requested to aid in its consideration of the Director’s interest. A Director shall refrain from considering or voting on any issue in which the Director, any Immediate Family Member or any Business Associate has a Financial Interest.

Directors shall not disclose or use confidential information received by them solely by reason of their position with the Bank to obtain a Financial Interest for themselves or for any other person. Each Director shall abide by the Policy Prohibiting Insider Trading of Securities as described in Section 14 and as attached as Exhibit B to this Code of Conduct.

Directors shall not accept, and shall prohibit their Immediate Family Members from accepting, any Substantial Gift or Personal Entertainment if the Director has reason to believe that the gift is given in order to influence the Director’s actions as a member of the Bank’s Board of Directors, or if acceptance of such gift gives the appearance of influencing the Director’s actions as a member of the Board. Any Substantial Gift received from a Vendor in excess of the $300 annual limit shall be immediately disclosed in writing to an Ethics Officer and appropriate corrective action shall be taken. Any Personal Entertainment provided to Directors or Immediate Family Member in excess of the annual $500 limit shall be immediately reported in writing to an Ethics Officer and appropriate corrective action shall be taken. The Substantial Gift or Personal Entertainment limit does not apply to a Director who receives the gift or entertainment from the Member institution that the Director serves as a director or officer.

Directors shall not provide gifts or any business entertainment, including the buying of meals (regardless of value) to any federal banking examiner or other Executive branch official, including the Federal Housing Finance Agency directors and staff.

Directors shall not accept compensation for services performed for the Bank from any source other than the Bank for which the services are performed.

9.	Employee, Director, and Advisory Council Member Dealings with Vendors

The Bank has established a purchasing policy that provides specific procedures for the acquisition of Bank consultants, supplies, equipment, etc. All Employees, Directors and Advisory Council members are expected to comply with the provisions of the purchasing procedures and may not authorize any purchase that does not comply with the purchasing procedures and Bank authorizations.

Any Substantial Gift received from a Vendor in excess of the $300 per Director, Employee, or Advisory Council Member annual limit shall be immediately disclosed in writing to an Ethics Officer and appropriate corrective action shall be taken. Any Personal Entertainment provided to an Employee, Director or Advisory Council Member in excess of the annual $500 per individual per Vendor limit shall be immediately reported in writing to an Ethics Officer and appropriate corrective action shall be taken.

Exhibit 14.1
Board Approved March 18, 2010
Effective March 18, 2010
FINAL

10.	Financial Interests of Employees

Employees may have a Financial Interest in a Member only in limited circumstances that result from a previous employment relationship or an Immediate Family Member’s employment relationship with a Member or other action that does not involve the traditional investment decision. This would include a Financial Interest in a Member that arises through 401(k) savings plans, employee stock ownership plans or ownership of shares or other investment units of one or more diversified mutual funds [as defined in section 5(a) and (b)(1) of the Investment Company Act of 1940, as amended, 15 U.S.C. 80a-5(a), (b)(1)] that have invested in the Member, so long as the Employee does not contribute to investment decisions of the fund.

To the extent that ownership or control of the Financial Interest was acquired prior to commencement of Bank employment, through a change in marital status, or through circumstances beyond the Employee’s control (such an inheritance, gift or merger, acquisition or other change in corporate ownership), an Employee must make full, written disclosure to the Bank’s Ethics Officer within 30 days of beginning employment or acquiring the Financial Interest; provided, however, that if the Ethics Officer determines that a potential for a conflict of interest exists that would interfere with the Employee’s discharge of the Employee’s job responsibilities, the Ethics Officer may require the Employee to divest the stock. Alternatively, the Ethics Officer may require the Employee, if commercially feasible for the Bank given the Employee’s job responsibilities, to recuse himself or herself from decision making and restrict access to examination reports or other confidential studies prepared concerning that Member.

Furthermore, an Employee may not have a direct (or indirect business interest through an Immediate Family Member) Financial Interest that may be reasonably interpreted to conflict or appear to conflict with the Employee’s duties and responsibilities with the Bank.

11.	Financial Relationships of Employees

A.	Borrowing from Members

Borrowing from member institutions is permitted, provided that the loan is transacted in the ordinary course of business of the Member and on substantially the same terms, including fees, interest rates and collateral, as those prevailing at the time for comparable transactions by the Member with other customers. In addition, borrowing from a member is permitted only to the extent that the loan does not involve more than the normal risk or repayment or contain other unusual terms and conditions that increase the risk of loss to the Member.

Exhibit 14.1
Board Approved March 18, 2010
Effective March 18, 2010
FINAL

B.	Deposits

An Employee is not precluded from having other types of Financial Relationships with a Member such as checking accounts, NOW accounts, savings accounts, IRA or Keogh plans, pension or retirement plans, etc., provided that the Financial Relationship is transacted on the same terms and conditions as would be available to other customers of the Member.

C.	On Behalf of Others

An Employee who is a general partner in a partnership, a director or an officer of a Company or a holder of a direct and/or indirect interest (including any interest of the Employee’s Immediate Family Member) of 10 percent or more of the equity of a partnership of a Company may not participate in any negotiations, directly or indirectly, give any consent, or execute any documents in conjunction with a borrowing by the partnership or the Company from a Member.

D.	Exceptions

Requests for exceptions to these provisions must be in writing and may be approved at the discretion of the Ethics Officer. A request for an exception should be submitted to the Ethics Officer, in writing, stating all relevant facts and giving reasons in support of the request. Any exception will be subject to the condition that the Employee obtains a “no special consideration statement” from the lending Member and to such other conditions as the Ethics Officer may determine are appropriate.

12.	Preserving Confidential Information Provided to Employees, Directors or Advisory Council Members

During employment with the Bank, Employees may be given access to confidential, proprietary or sensitive information of the Bank, the Federal Housing Finance Agency, the Members, and individuals. Confidential information includes Member examination reports, underwriting analysis, Member business information, as well as financial information about the Bank itself, Bank security, auditing procedures and Bank Personal Information. Directors routinely are provided confidential information as a matter of course. Members of the Affordable Housing Advisory Council may, from time to time, come in contact with confidential information.

Employees, Directors and members of the Affordable Housing Advisory Council should use discretion when talking about work or service to the Bank to avoid compromising the Bank’s position or the confidence of its Members. In addition, care and attention should be given to any sensitive materials to ensure that confidentiality is maintained at all times.

Exhibit 14.1
Board Approved March 18, 2010
Effective March 18, 2010
FINAL

A.	Casual Conversations

Even casual conversations held with acquaintances and family members can violate the duty of confidentiality. Even if an Employee, Director or member of the Affordable Housing Advisory Council understands that the conversation is confidential, the confidante may not understand the significance of a breach of that confidence. Even when no harm or criminal wrongdoing is intended, confidential information of the Bank that if communicated to anyone outside the Bank could be used to compromise the integrity of the Bank, the Federal Housing Finance Agency or the Members of the Bank System must remain confidential. When in doubt, Employees, Directors or members of the Affordable Housing Advisory Council should always consider information learned at the Bank to be confidential unless informed otherwise.

B.	Records and Documents

All records and documents are for official purposes only and are confidential, unless expressly authorized by senior management for release. Employees, Directors and members of the Affordable Housing Advisory Council may not conceal, alter, mutilate, obliterate, destroy, remove or attempt to remove records or documents from the Bank.

Bank records are maintained in accordance with the Bank’s Record Retention Policy. Physical documents containing confidential information should be protected from unauthorized access through secured or locked storage when not in use and placed in locked containers for shredding when retention is no longer required.

All data or information stored or transmitted electronically is subject to the Data Security Standards and Procedures prescribed by Information Technology Security Administration. Individuals handling data or information electronically should review and apply this guidance, and may contact Information Technology Security Administration to ensure proper security procedures are being applied.

C.	Proprietary Information

The Bank has an interest in maintaining sole control of proprietary information. This includes, without limitation, the Bank’s business plans, customer borrowings, methods of doing business, products, services, computer software and models, computer databases, financial information, any other information having present or potential commercial value to the Bank and confidential information of any kind belonging to others but licensed or disclosed to the Bank for use in its business. Proprietary information may not be disclosed or used outside the Bank by any Employee, Director or member of the Affordable Housing Advisory Council without pre-approval by senior management or an Ethics Officer. Other restrictions are set forth in FHLBI’s Disclosure Policy and Policy Prohibiting Insider Trading in Securities discussed in Sections 13 and 14 below. The duty to preserve proprietary information continues either during or following employment by, or service on behalf of, the Bank.

Exhibit 14.1
Board Approved March 18, 2010
Effective March 18, 2010
FINAL

D.	Lectures, Speeches and Manuscripts

Employees, Directors and members of the Affordable Housing Advisory Council may not use in any teaching, lecturing, speaking or writing engagement, information obtained through Bank employment or service without review and approval by senior management or an Ethics Officer, unless the information is obviously available to the general public.

E.	Blogs and Other Internet Postings

The Bank does not restrict the right of Employees, Directors and Advisory Council members to create personal Web Logs (“Blogs”), provided that such activity is not done on Bank equipment and during Bank work hours. Further, such Blogs may not contain any confidential Bank information or other Bank-related material nonpublic information that could violate federal or state securities laws or privacy laws if disclosed. Those persons, who maintain Blogs or otherwise post information on the Internet through chat rooms and other means, are reminded that they should not represent that any opinions they express are the opinions of the Bank or represent any official policy of the Bank. Further, if the Bank learns that an Employee, Director or Advisory Council member is posting false or misleading information or is using the Internet to make derogatory or harassing comments about the Bank or any of its Employees, Directors, Advisory Council member, or Members of the Bank, such person shall be subject to disciplinary action, up to and including dismissal from employment or removal from the Board or the Advisory Council.

F.	Personal Information Security Breach

Access to Personal Information that is stored outside of the Bank (including data placed on portable computers, jump drives or other computer media) or data transmitted electronically should be protected by a complex password, and numbers should be encrypted or redacted. A security breach of personal information is the unauthorized acquisition of computerized data, or copy of such data, that compromises the security, confidentiality, or integrity of personal information included as part of the data.

Employees, Directors, and Advisory Council members must promptly advise an Ethics Officer when a breach has occurred, is suspected, or is possible due to the loss of portable storage containing such information.

If the breach has resulted in or could result in identify theft, identity deception, or fraud, the effected individuals will be promptly notified and the FHLBI will seek to assist these individuals in preventing improper use of their personal information, in accordance with the state laws governing such security breaches.

Exhibit 14.1
Board Approved March 18, 2010
Effective March 18, 2010
FINAL

13.	Disclosure Policy

The Bank has adopted a Disclosure Policy with respect to when and by whom disclosures of material information about the Bank may be made, including disclosures that are required by law. The Disclosure Policy is enforced by the Disclosure Committee. The full text of the Disclosure Policy is attached to this Code of Conduct as Exhibit A and all Employees, Directors and Advisory Council members are advised to read and become familiar with all of the terms of the Policy and their responsibilities. Failure to comply with this policy could result in disciplinary action, up to and including dismissal from employment or removal from the Board or the Advisory Council.

14.	Policy Prohibiting Insider Trading of Securities

The Bank has adopted a policy regarding the purchase and sale of Bank stock, Federal Home Loan Bank System debt securities, the securities of Members and the securities of other companies from which the Bank may have obtained material nonpublic information as a result of doing business with such companies. All Employees, Directors and Advisory Council members are advised to review the policy, which is attached to this Code of Conduct as Exhibit B, and to make sure that they understand fully their responsibilities with respect to the purchase or sale of the identified securities. Failure to comply with this Policy may result in termination of employment or removal from the Board or the Advisory Council, as well as potential civil or criminal penalties that may be imposed if such action is deemed to be a violation of federal or state securities laws.

15.	Use of Bank Funds and Expense Reports

The purpose of any transaction that relates to Bank funds or assets must be documented and recorded at the time of the transaction. Employees, Directors and members of the Affordable Housing Advisory Council may only use Bank credit cards for personal expenses or to guarantee the payment of personal expenses while traveling on official Bank business, provided, however that all such personal expenses shall be settled with the Bank within the time required for filing travel expense reports. Employees, Directors and members of the Affordable Housing Advisory Council may not knowingly record or participate in the recording of incorrect or fictitious entries in the books or records of the Bank. They may not, directly or indirectly, use Bank funds or assets for political contributions in connection with federal, state or local political elections, including contributions to political action committees, commonly known as PACs. Payment for an expressed purpose on the Bank’s behalf to any individual where the Employee, Director or Affordable Housing Advisory Council member knows that the intended use of the money is for a different purpose, is also prohibited.

Exhibit 14.1
Board Approved March 18, 2010
Effective March 18, 2010
FINAL

16.	Use of Bank Property and Computer Equipment

Each Employee has a duty to protect and conserve Bank property, including computing equipment, supplies and other property. Except with supervisory approval, Employees may not use or allow the use of any kind of Bank property, including leased property, for other than officially approved activities and those set forth in the Bank’s policies with respect to computer usage and the FHLBI Responsibility Agreement – Information Assets.

17.	Anti-Fraud Policy

The Bank has adopted an Anti-Fraud Policy which requires Employees, Directors and Advisory Council members to report any incidents of possible financial fraud of which they become aware. The policy is attached to this Code of Conduct as Exhibit C and all Employees, Directors, and Advisory Council members are advised to review the policy and make sure that they understand their responsibilities under the policy.

18.	Indebtedness, Gambling, Firearms and Other Conduct

Employees are responsible to pay their financial obligations in a manner such that the Bank will not be asked to assist in the collection of the obligations.

Employees, Directors and members of the Affordable Housing Advisory Council are not permitted to participate in any gambling activity, including gambling devices, illegal lotteries, pools, games for money or property, numbers, tickets or similar activities, while on Bank premises. Firearms or other dangerous weapons of any kind are not allowed while on Bank premises.

An Employee, Director or member of the Affordable Housing Advisory Council shall not engage in criminal, dishonest or other conduct prejudicial to the Bank. Illegal drug use and unauthorized alcohol use on Bank premises is prohibited. The Employee Handbook provides elsewhere specific guidelines on conduct to be followed.

19.	Outside Employment for Bank Employees

Although outside employment is generally discouraged for full-time Employees, Employees may engage in outside employment during non-working hours. Non-exempt hourly employees are authorized to seek similar part-time or full-time employment with Members or other institutions eligible to become members.

Occasionally, Members and others may ask for help to find qualified professional people or firms. Employees may not indicate favoritism when recommending attorneys, accountants, insurance brokers or agents, stockbrokers, real estate agents, etc., to Members. Employees may not make a recommendation with the expectation to benefit.

Exhibit 14.1
Board Approved March 18, 2010
Effective March 18, 2010
FINAL

20.	Employment of Employee’s Family by the Bank

Except for summer jobs or brief temporary low-level positions, the Bank does not permit the employment of Immediate Family Members.

A.	Hiring of Relatives

Immediate Family Members, for the purpose of this section, includes spouses, sons, daughters, sons-in-law, daughters-in-law, mothers-in-law, fathers-in-law, brothers, sisters, parents, uncles, aunts, nieces and nephews, regardless of whether they reside in your household. For example, stepsons and stepsisters are included in this definition, but we do allow other relatives (e.g., cousins) outside of your immediate family to be considered for employment.

B.	Employment of Immediate Family Members by Members or Vendors

In order to avoid a Conflict of Interest, Employees must report to an Ethics Officer if a spouse or other Immediate Family Member is employed by or serves in another capacity with a Member or Vendor. This notification must occur within 30 days of their employment. Generally, the Employee will not be assigned to any matter involving the Member or Vendor unless senior management, in consultation with an Ethics Officer, makes the determination that the nature of the Immediate Family Member’s employment makes it unlikely that the Employee’s services to the Bank will be affected by participation in the matter. In making determinations under this section, significant weight will be given to the policy-making character of the Immediate Family Member’s position.

C.	Marriage of Bank Employees

Should two employees of the Bank marry while they are employees of the Bank, one of the two may be required to transfer to a different position or terminate employment.

D.	Monitoring

The Director of Human Resources will continue to monitor each situation with respect to family member employment on an individual basis to ensure that there are no conflicts of interest because of a direct or indirect reporting relationship and that there are no possible security risks due to the relationship.

Exhibit 14.1
Board Approved March 18, 2010
Effective March 18, 2010
FINAL

21.	Participation in Civic Affairs

Employees are encouraged to take part in charitable, educational, non-profit boards or other civic affairs as long as such affairs do not interfere or conflict with Bank duties. Bank sponsorship or support of any outside event or organization requires the advance approval of appropriate senior management.

The Bank encourages Employees and Directors to keep informed concerning political issues and candidates and to take an interest in political activity. However, Employees and Directors who participate in political activity may not act as a representative of the Bank unless specifically requested to do so by senior management or the Board of Directors.

22. Involvement in Affordable Housing/Community Development Projects

A.	General

The Bank encourages Employees, Directors and members of the Affordable Housing Advisory Council to become personally involved with housing and neighborhood development organizations and projects, subject, however, to the restrictions set forth in this provision. Immediate Family Members, for the purpose of this section, includes spouses, sons, daughters, sons-in-law, daughters-in-law, mothers-in-law, fathers-in-law, brothers, sisters, parents, uncles, aunts, nieces and nephews, regardless of whether they reside in your household.

B.	Restricted Activities of Employees and Directors

In order to avoid an actual or potential Conflict of Interest, an Employee or Director shall not participate in or attempt to influence any decision to be made by the Bank regarding the evaluation, approval, funding, monitoring or any remedial process for any project that is the subject of a pending or approved Bank AHP, CIP or Community Investment Cash Advance (CICA) program application or modification, if such Employee, Director or Immediate Family Member has a Financial Interest in, or is a director, officer or employee of, an organization involved in the project. In addition, the Employee or Director must not

•	Attempt to influence Bank staff in its evaluation and approval of such application;

•	Lobby against competing projects;

•
Use Bank information about the Bank’s AHP, CIP or CICA programs that is generally unavailable to other institutions submitting applications in order to provide the organization with which the Employee, Director or member of the Affordable Housing Advisory Council is involved or has an interest with additional technical assistance in completing its applications; or

Exhibit 14.1
Board Approved March 18, 2010
Effective March 18, 2010
FINAL

•	Participate, either directly or indirectly, in negotiating subsidy, monitoring, recapture or other agreements between the Bank and the member or between the member and the project/organization.

C.	Restricted Activities of Members of the Affordable Housing Advisory Council

In order to avoid a potential Conflict of Interest, an Affordable Housing Advisory Council member shall not participate in or attempt to influence any decision to be made by the Bank regarding the evaluation, approval, funding, monitoring or any remedial process for any project that is the subject of a pending or approved Bank AHP, CIP or CICA program application or modification, if such Affordable Housing Advisory Council member or any Affordable Housing Advisory Council member’s Immediate Family Member has a Financial Interest in, or is a director, officer or employee of an organization involved in the project. In addition, the member of the Affordable Housing Advisory Council must not

•	Attempt to influence Bank staff in its evaluation, approval or review of such application;

•	Lobby against competing projects; or

•
Use Bank information about the Bank’s AHP, CIP or CICA programs that is generally unavailable to other institutions submitting applications in order to provide the organization with which the Employee, Director or member of the Affordable Housing Advisory Council is involved or has an interest with additional technical assistance in completing its applications.

If an Advisory Council member has questions or comments concerning an AHP, CIP or CICA project, they should be directed to the Bank’s officers assigned to the Community Investment Department. Non-officer staff should not be contacted.

D.	Advisory Council Member Limits on Bank Vendor Provided Substantial Gifts and Personal Entertainment

As provided in Section 9 of the Code, any Substantial Gift received from a Vendor by an Advisory Council member in excess of the $300 annual limit shall be immediately disclosed in writing to an Ethics Officer and appropriate corrective action shall be taken. Any Personal Entertainment provided to an Advisory Council member in excess of the annual $500 limit shall be immediately reported in writing to an Ethics Officer and appropriate corrective action shall be taken.

Exhibit 14.1
Board Approved March 18, 2010
Effective March 18, 2010
FINAL

E.	No Gifts or Entertainment to Federal Housing Finance Agency

An Advisory Council member shall not provide any gift (regardless of value), buy lunch or provide any Personal Entertainment (regardless of value) to Federal Housing Finance Agency directors or examiners.

23.	Reporting of Code of Conduct Violations, Wrongdoings and Anonymous Tips

The Bank is committed to conducting business in accordance with the highest ethical and legal standards. Failing to do so puts the Bank's name, reputation for integrity and business at risk. The Bank strives to achieve market leadership and business success. Achieving results through unethical business practices is not tolerated.

If, an Employee, Director, or Advisory Council member discovers a potential safety violation, Code of Conduct violation, fraud, theft, wrongdoing, unauthorized destruction of Bank records, or material misrepresentation or omission in reporting that could harm the Bank or its Employees, shareholders, customers or Vendors, the individual shall immediately and fully report such concerns to EthicsPoint or the officers listed below.

Listed below are the different ways to contact and report to EthicsPoint:

•	By telephone – Dial the toll free number 866.850.1408
•	By clicking the EthicsPoint icon on the Bank's Internet sites
•	By Internet – https://secure.ethicspoint.com/domain/en/report_company.asp?clientid=2453

All reports will be treated seriously and will be investigated. Individuals making good faith reports will be protected by the Bank from retaliation and harassment under the Bank’s Whistle-Blower Policy, which is attached hereto as Exhibit D, and are also protected by otherwise applicable whistleblower laws.

Additionally, an individual making the report should immediately provide a follow-up report to EthicsPoint if he or she believes that he or she is or has been subject to any harassment, retaliation or other disadvantage as a result of filing a report to EthicsPoint.

Instead of EthicsPoint, individuals may choose to report wrongdoing to the Director of Internal Audit, the Human Resources Director, the General Counsel, or any Ethics Officer that may be appointed from time to time. Further, reports may be provided to senior officers or Directors, but should not be discussed with or reported to non-supervisory level employees at any time.

Exhibit 14.1
Board Approved March 18, 2010
Effective March 18, 2010
FINAL

24.	Ethics Officer and Director of Internal Audit Responsibilities

The Board shall designate Ethics Officers by resolution of the Board from time to time and their identity shall be posted on the staff portal and public websites. These officers shall have the responsibility for interpreting the Code and providing training, and for the maintenance of the Code's written files, including disclosures and documented actions.

The Director of Internal Audit shall have the responsibility of randomly testing compliance with the Code. The Audit Committee of the Board shall generally oversee the Code and consider future amendments for recommendation to the full Board.

25.	Hiring From Bank’s External Audit Firm

The Bank shall not hire any person for a position as Chief Executive Officer, Chief Financial Officer, Controller or Chief Accounting Officer, if such person was employed by the Bank’s external audit firm at any time within one year prior to the date of hiring.

26.	Waivers

The waiver of any requirement or condition under this Code of Conduct may only be granted by approval of the Board of Directors, but only after a showing of good cause for such a waiver. Further, waivers involving directors or senior management shall be disclosed on the Bank’s website.

Adopted by the Board of Directors
Federal Home Loan Bank of Indianapolis
March 18, 2010, Effective March 18, 2010

Jonathan R. West, Corporate Secretary

Attachments:	Disclosure Policy: Exhibit A
Policy Prohibiting Insider Trading of Securities:  Exhibit B
Anti-Fraud Policy:  Exhibit C
Whistle-blower Policy:  Exhibit D

Code of Conduct
Exhibit A
Approved by the Board of Directors:  March 13, 2009
Effective Date:  March 13, 2009

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

DISCLOSURE POLICY

Introduction

The Federal Home Loan Bank of Indianapolis (“FHLBI”) commits to providing full, fair, accurate, timely and understandable information to its members, Federal Home Loan Bank System (“System”) consolidated obligation (“CO”) investors; and the public, in accordance with legal and regulatory requirements, including applicable requirements of the Securities and Exchange Commission (“SEC”) and the Federal Housing Finance Agency (“Finance Agency”). FHLBI’s Disclosure Committee shall have principal responsibility for the implementation and enforcement of this policy.

The purpose of this policy is to require all material disclosure to be made on a broadly disseminated basis, subject to the restrictions placed upon FHLBI and its directors, officers and employees under FHLBI’s Code of Conduct and other applicable policies. This policy should be read in conjunction with FHLBI’s Insider Trading Policy, Anti-Fraud Policy and the confidentiality requirements contained in the Code of Conduct.

General Policy Statement

Except as permitted by this policy:
•	Directors, officers and employees of FHLBI may not disclose material nonpublic information regarding FHLBI to anyone who is not a director, officer, or employee of FHLBI.
•
Directors, officers and employees of FHLBI may not disclose material nonpublic information regarding any member or former members of FHLBI, any other Federal Home Loan Bank (“FHLBanks”), or the System to anyone who is not a director, officer or employee of FHLBI if the information was provided to the director, officer or employee in his or her capacity as a director, officer or employee of FHLBI.

Disclosures Covered by This Policy

This policy applies to disclosures made by FHLBI’s directors, officers and employees (referred to as “FHLBI representatives”) in documents filed with or furnished to the SEC; in FHLBI’s annual and quarterly reports; in news and earnings releases; in communications to members, CO investors and news media; in speeches and presentations; in discussions not in the ordinary course of FHLBI business; in individual communications with FHLBI members and others; and in information contained on FHLBI’s website and in web casts.

Code of Conduct
Exhibit A
Approved by the Board of Directors:  March 13, 2009
Effective Date:  March 13, 2009

Material Nonpublic Information

Under the federal securities laws, information is generally considered “material” if a reasonable investor would consider the information important when making an investment decision, or if the information would significantly alter the total mix of publicly available information considered by the reasonable investor in making an investment decision.

Material information covered by this policy includes information about FHLBI itself and also includes information relating to members or former members that separately or in the aggregate is material to FHLBI, and information about other FHLBanks or the System that separately or in the aggregate is material to FHLBI or investors in the COs.

Material information is “nonpublic” if the information has not previously been made widely available in a broad, non-exclusionary manner, such as in a broadly disseminated press release or through periodic or current reports filed with the SEC.

Because of its broad scope of application, it is not possible to provide a comprehensive definition of materiality. Therefore, questions regarding materiality will be determined by FHLBI’s Disclosure Committee or its designee.  Examples of material information may include, but are not limited to:

•	Dividend announcements
•	Announcements of earnings or losses
•	Adjustments in credit rating
•	A change in actual earnings or forecasted earnings
•	The launch or withdrawal of a major new product or business
•	A pending or prospective merger or acquisition
•	A sale of significant assets
•	Gain or loss of a significant member, customer or supplier
•	Changes in senior management or the board of directors
•	Significant regulatory actions or developments affecting FHLBI
•	Events relating to other FHLBanks or the System significantly affecting FHLBI or CO investors

Confidentiality

Maintaining the confidentiality of confidential, proprietary or sensitive information, trade secrets, and other nonpublic information, including information developed by FHLBI or obtained from members or others, is essential to FHLBI, as set forth in FHLBI’s Code of Conduct applicable to all directors, advisory council members, officers and employees. Accordingly, management will take steps to ensure that confidential information is carefully handled in compliance with FHLBI’s policies, applicable law, the rules and regulations of the Finance Agency, and, with respect to material nonpublic information, the rules and regulations of the SEC, including Regulation FD and Rule 10b-5 under the Securities Exchange Act of 1934.

Code of Conduct
Exhibit A
Approved by the Board of Directors:  March 13, 2009
Effective Date:  March 13, 2009

General Disclosure Practice

The prompt and complete disclosure of information by FHLBI reduces risk of improper disclosure, insider trading and similar violations. Accordingly, FHLBI management shall implement various means to make key disclosures when appropriate.

•
News Releases. FHLBI will distribute any news release containing information that otherwise constitutes material nonpublic information on a widely circulated wire service, post it on FHLBI’s website, and, when applicable, file it with or furnish it to the SEC and the Finance Agency.

•
SEC Filings. FHLBI will disseminate material information through appropriate SEC filings (Forms 10-K, 10-Q and 8-K on EDGAR) in accordance with the rules and regulations of the SEC and the Finance Agency.

Authorized Spokespersons

For purposes of Regulation FD, FHLBI has designated spokespersons who are authorized to speak on behalf of FHLBI. FHLBI’s authorized spokespersons are:

•	Chairman of the Board of Directors
•	President-CEO
•	Senior Vice President-CFO
•	VP - Manager, Communications and Media Relations
•	Senior Vice President – General Counsel

Regulation FD prohibits authorized spokespersons from selectively disclosing material nonpublic information to any securities professional and any security holder where there is an expectation that the security holder may trade on the information before it is broadly disseminated. Disclosure is permitted if the recipient of the information owes a duty of trust or confidence to FHLBI or the recipient of the information expressly agrees to maintain the disclosed information in confidence.

If an authorized spokesperson intends to disclose material nonpublic information (including any communications with the media), the authorized spokesperson must consult in advance with the Disclosure Committee and coordinate the disclosure with the Communications and Media Relations Department, except as otherwise expressly permitted by this policy.

FHLBI representatives who are not listed as authorized spokespersons may not disclose material nonpublic information to anyone who is not a director, officer, employee or authorized agent acting under an obligation of confidentiality, of FHLBI, except as expressly authorized by this policy. Such persons may not respond, under any circumstances, to inquiries from members, CO investors, media representatives or others regarding material nonpublic information, unless specifically authorized to do so by the Disclosure Committee.

Code of Conduct
Exhibit A
Approved by the Board of Directors:  March 13, 2009
Effective Date:  March 13, 2009

Disclosure Issues to be Reviewed by Disclosure Committee

FHLBI representatives may have individual or group meetings, discussions and conversations with representatives of members, CO investors, analysts, and other external audiences. Unless otherwise expressly permitted by this policy, information provided at these meetings, discussions and conversations will be limited to financial or other information already publicly disclosed.

If a FHLBI representative believes that it will be or may be necessary or appropriate, in accordance with that person’s duties, to selectively disclose material nonpublic information in connection with any meeting, discussion or conversation including any external audience, the FHLBI representative must consult with the Disclosure Committee in advance of such disclosure.

The Disclosure Committee, and where applicable, FHLBI legal counsel, will assist the FHLBI representative in: (i) in reviewing the determination that the anticipated disclosure is necessary or appropriate; and (ii) in establishing whether, and if so how, the anticipated or intended disclosure may be made in accordance with applicable legal and regulatory requirements. For example, in certain cases material nonpublic information may be selectively disclosed if the disclosure is made to a person who owes a duty of trust or confidence to FHLBI and is expected to maintain the disclosed information in confidence or to a person who expressly agrees to maintain the disclosed information in confidence.

If the Disclosure Committee or FHLBI legal counsel determines that the FHLBI representative may make the anticipated or intended disclosure in accordance with applicable legal and regulatory requirements, the FHLBI representative may make the disclosure, subject to any conditions that the Disclosure Committee or FHLBI legal counsel has determined must be met in order for the disclosure to comply with applicable legal and regulatory requirements. Advice provided by FHLBI legal counsel shall be reported to the Disclosure Committee at its next regularly scheduled meeting.

Code of Conduct
Exhibit A
Approved by the Board of Directors:  March 13, 2009
Effective Date:  March 13, 2009

Intentional or Unintentional Selective Disclosure

A FHLBI representative who discloses material nonpublic information without consulting with the Disclosure Committee in advance or without meeting the conditions specified by the Committee or FHLBI legal counsel must immediately inform the Disclosure Committee and FHLBI legal counsel of the disclosure. A FHLBI representative who becomes aware that anyone else has disclosed material nonpublic information under these circumstances must also immediately inform the Committee and FHLBI legal counsel. As required under applicable federal securities laws, and in accordance with FHLBI’s policy, FHLBI will promptly disclose the information in a broad, non-exclusionary manner, such as in a press release or a Form 8-K filed with or furnished to the SEC.

System Group Discussions

System groups (including, without limitation, the Council of FHLBanks, the FHLBank Presidents’ Conference, the FHLBank Chief Financial Officers’ Conference, the FHLBank Controllers’ Conference, and the FHLBank Financial Accounting and Reporting Committee) and their respective participants may hold individual or group meetings and discussions involving material nonpublic information about one or more FHLBanks or the System. In addition, because of the FHLBanks’ joint and several liability for System COs, representatives of the FHLBanks may discuss material nonpublic information about one or more FHLBanks or the System to satisfy their due diligence responsibilities in connection with the System’s disclosure and financial reporting obligations. Meetings and discussions held under these circumstances by FHLBI representatives are not prohibited by this policy, provided that any disclosure of material nonpublic information is made in accordance with the FHLBI representative’s duties and responsibilities to FHLBI and (i) is made to a person or group owing a duty of trust or confidence to FHLBI (including the other FHLBanks and the Office of Finance) or (ii) to a person or group with an express written agreement with FHLBI to maintain the disclosed information in confidence, in each case as determined by the Disclosure Committee.

Other Permitted Disclosures

The limitations in this policy do not apply to disclosures made by FHLBI representatives to the Finance Agency or the SEC; other governmental agencies or regulators as to matters within their jurisdiction; the Office of Finance; credit rating agencies; or any independent legal, auditing, consulting or accounting firm subject to appropriate confidentiality obligations to the FHLBI.

In certain cases, the limitations of this policy may not apply to disclosures made by FHLBI representatives to contractors, agents and other business partners of FHLBI subject to appropriate confidentiality obligations to FHLBI. A FHLBI representative should consult with the Disclosure Committee or FHLBI legal counsel to confirm that appropriate confidentiality agreements are in place before disclosing material nonpublic information under this section.

Code of Conduct
Exhibit A
Approved by the Board of Directors:  March 13, 2009
Effective Date:  March 13, 2009

News Releases

FHLBI will furnish all news releases containing material or financial information to the SEC on Form 8-K. It is FHLBI’s intention to furnish the Form 8-K prior to or contemporaneously with the news release, but in no event later than four business days after the date of the news release.

Except as otherwise permitted by this policy, any material nonpublic information that FHLBI intends to disclose will be disclosed first in a broadly disseminated news release and on Form 8-K. If material nonpublic information is unintentionally disclosed, FHLBI will promptly (within 24 hours after a senior official learns of the unintentional disclosure) issue a news release containing the information and will post the information on its website.  Web postings will be retained and archived pursuant to FHLBI’s record retention policy.

If FHLBI provides any non-GAAP financial information in a news release, FHLBI will reconcile the non-GAAP financial information to GAAP-equivalent information in the release and will promptly post the information on its website.

Conference Calls

If FHLBI holds a conference call with members, it will broadly disseminate a news release in advance, announcing the date and time of the call and how to access the call, in compliance with Regulation FD. If FHLBI will be providing non-GAAP information during the call, the release will provide the website location where the required GAAP-equivalent information will be available.

Member Meetings

From time to time, FHLBI holds meetings for members to provide information about FHLBI and the opportunity to meet with FHLBI management and directors. FHLBI will not intentionally disclose material nonpublic information during these meetings, unless a news release is issued, or a Form 8-K is furnished or filed, as appropriate, prior to or contemporaneously with the start of such meeting, that contains all of the same information that is intended to be released at the meeting. If material nonpublic information is disclosed unintentionally, FHLBI will promptly (within 24 hours after a senior official learns of the unintentional disclosure) issue a news release containing the information or file or furnish a Form 8-K, as required by Regulation FD and post the information on its website.

Code of Conduct
Exhibit A
Approved by the Board of Directors:  March 13, 2009
Effective Date:  March 13, 2009

Forward-Looking Information

From time to time, FHLBI may provide forward-looking or forecast information. In written disclosures, such information will be accompanied by meaningful cautionary language that warns of the risk that the information could change materially. If a FHLBI representative provides a forward-looking statement orally, such as in a conference call or meeting, the FHLBI representative will also state this risk factor and refer the audience to FHLBI’s most recent written disclosures that contain the cautionary language.

Effective Date

This policy will become effective on March 13, 2009 and on that date will supersede the policy approved by the Board on November 18, 2005.

Code of Conduct
Exhibit B
Approved by Board of Directors:  May 19, 2006
Effective:  July 1, 2006

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

POLICY PROHIBITING INSIDER TRADING
OF SECURITIES

Policy Statement

Federal securities laws make it illegal for any director, officer or employee of FHLBI to buy or sell securities at a time when that person possesses “material nonpublic information” relating to the issuer of such securities. This conduct is known as “insider trading.” Passing such material nonpublic information on to someone else who may buy or sell securities – which is known as “tipping” – is also illegal. These prohibitions apply to the capital stock of FHLBI, the debt securities issued by the FHLBank System, and any other securities issued by FHLBI or the FHLBank System. The prohibitions also apply to securities of FHLBI member institutions (including their holding companies and member affiliates), counterparties, vendors or other companies if that person learns something in the course of his or her duties for FHLBI that may affect the value of these securities.

FHLBI is adopting this Policy to avoid even the appearance of improper conduct on the part of anyone employed by or associated with FHLBI. Failure to comply with this policy could result in dismissal from employment or removal from the Board of Directors, in addition to any penalties that may be imposed by law in any civil or criminal proceeding brought by the SEC or other appropriate authorities.

Insider Trading

A.            Restrictions on Trading. If a director, officer or any employee has material nonpublic information related to FHLBI, its members, the Office of Finance or any other FHLBank or the System, neither that person nor any related person (as defined below) may: (1) buy or sell securities of FHLBI or the debt securities of the System, or engage in any other action to take advantage of that information, or (2) communicate that information to other persons, unless disclosure is required for legitimate, FHLBI-related reasons. This restriction also applies to information obtained through the course of the person’s duties for FHLBI that relates to any FHLBI member (its holding company or member affiliates), counterparty, vendor or other company from which FHLBI receives material nonpublic information.  The restrictions on FHLBI stock trading are subject to a limited ordinary course of business exception as discussed on page 3 below.

Code of Conduct
Exhibit B
Approved by Board of Directors:  May 19, 2006
Effective:  July 1, 2006

B.            Material Nonpublic Information Defined. Material information is any information that a reasonable investor would consider important in a decision to buy, hold or sell a security. Examples include: unpublished financial results; nonpublic projections of future earnings or losses; significant sale of assets; changes in dividends; changes in management; or the gain or loss of a substantial customer or counterparty. This list is not exhaustive and additional examples are set forth in FHLBI’s Disclosure Policy.

Information is “nonpublic” if it is not available to the general public.  In order for information to be considered public, it must be broadly disseminated or made widely available to the general public, such as by filing a Form 8-K, by distributing a press release through a widely disseminated news or wire service or by any other non-exclusionary method of disclosure that is reasonably designed to provide broad public access – such as announcement at a conference of which the public had notice and to which the public was granted access, either by personal attendance or telephonic or electronic access.

C.           Transactions by a Director’s Institution. The restrictions set forth above apply to the member institution(s) where an FHLBI director serves as an officer or director. Directors should not use in connection with their activities at their institution(s), or discuss with the individuals at their institution(s), material nonpublic information about an issuer of securities, which information came to such director through his or her relationship with the Bank. Directors are responsible for the compliance of their institution(s), including where applicable their holding company or FHLBI member affiliates.

D.            Transactions by Related Persons.  The restrictions set forth above apply to related persons, which are defined as immediate family members and other family members if living in the same household. Directors, officers and employees are expected to be responsible for the compliance of related persons and should not discuss material nonpublic information with such related persons.

E.           Disclosing Information to Others.  Where the information is proprietary or could have an impact on the desire to buy, hold or sell FHLBI stock or debt securities, such information should not be passed on to others unless disclosure is required for legitimate FHLBI-related reasons. Such information should also not be discussed in public places where it might be overheard, such as elevators, restaurants, taxis and airplanes. A director, officer or employee who improperly reveals material nonpublic information to another person can be held liable for the trading activities of his or her “tippee” and any other person with whom the tippee shares the information. This liability applies even if the tipper does not benefit financially from the trading activity and whether or not the tipper knew or intended that the other person would take action based upon the supplied information. To avoid even the appearance of impropriety, directors, officers and employees should refrain from providing advice or making recommendations regarding the purchase or sale of FHLBI stock (except with respect to the required purchase of stock as an incident to routine member transactions) or System debt securities, even if not then in possession of material nonpublic information.

Code of Conduct
Exhibit B
Approved by Board of Directors:  May 19, 2006
Effective:  July 1, 2006

F.           Trading in Securities of Members, Vendors and Others. The penalties for insider trading and FHLBI’s Securities Trading Policy apply equally to material nonpublic information concerning FHLBI member institutions, their holding companies or member affiliates, vendors, counterparties and other companies if obtained as a result of a person’s duties for FHLBI.  Officers, employees and appointed directors are prohibited from trading in the securities of FHLBI member institutions (including their holding companies and member affiliates).  Elected directors and their member institutions must refrain from trading securities of a member institution while the director is in possession of material nonpublic information concerning such institution, and the director must not disclose such information to others unless the person has a need to know the information for legitimate FHLBI-related reasons. Directors, officers and employees must also refrain from trading securities of any FHLBI vendors, counterparties or other companies while in possession of material nonpublic information concerning such entity and should refrain from disclosing such information except when required for legitimate FHLBI-related reasons.

G.           Previously Nonpublic Information. Any director, officer, employee, director’s institution or related person that is aware of material nonpublic information regarding FHLBI, the FHLBank System, members (including their holding companies or affiliates), counterparties, vendors or other companies, may not enter into any transactions related to the securities of these entities immediately following public disclosure of the information. The public must be afforded sufficient time to receive and act upon the information. Although the amount of time varies with the type and complexity of the information released, it is generally appropriate to wait until the third business day following the public disclosure of the information before engaging in a transaction involving securities of such entity.

Trading Blackout

In order to avoid even the appearance of improper trading, it is the policy of FHLBI that no FHLBI member institution (or member affiliate) of which a FHLBI director is an officer or director may buy shares of stock of FHLBI, buy or sell any debt securities of the System, request the transfer of capital stock to another member or prospective member or request the repurchase of any excess shares of FHLBI stock during a blackout period.

A.           Automatic:  A blackout will begin on the date the Board or committee package containing the dividend analysis, draft 10-Q, or draft 10-K is mailed to directors containing material, nonpublic information, and end after the third full business day following FHLBI's issuance of its quarterly dividend release, 10-K, 10-Q, 8-K, or other press release made to the public.

B.           Discretionary:  The Board or an FHLBI Ethics Officer may, with advance notice to the directors, establish a trading blackout from time to time when material nonpublic information is shared with the directors and it will stay in effect until the third business day following the date the information is made public.

Code of Conduct
Exhibit B
Approved by Board of Directors:  May 19, 2006
Effective:  July 1, 2006

C.           Ordinary Course of Business Exception:  During a blackout period, a FHLBI director's member institution (or member affiliate) may purchase activity-based capital stock (either in an individual transaction or a series of transactions), if the purchases are in the ordinary course of the institution's business and that the total purchases do not increase the number of shares of FHLBI capital stock owned by such institutions by more than 5%.

Firewall

If an elected director’s institution certifies to FHLBI that it has established a firewall that ensures that the director, or anyone else with whom the director has shared material nonpublic information about FHLBI or the System, does not participate in decisions regarding transactions with FHLBI, any blackout period established pursuant to this Policy shall not apply to such institution.

Certification and Training

Directors, officers and employees will be required to certify that they understand their obligations under this Policy and that they have complied and will continue to comply with this Policy on an annual basis. The Ethics Officers are responsible for conducting annual director and staff training, and for the collection and retention of the certifications. The Ethics Officers will provide an annual status report to the Disclosure Committee.

General Questions

Any person who has any questions about specific transactions or general questions about this Policy may obtain additional guidance from FHLBI’s General Counsel. The ultimate responsibility for compliance, however, remains with the director, officer or employee.

Effective Date

This Policy shall be effective on July 1, 2006, and on that date will supersede the policy approved by the Board on March 17, 2006.

Code of Conduct
Exhibit C
Approved by Board of Directors:  May 20, 2010
Effective:  ~~March 18~~ May 20~~1~~, 2010

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

ANTI-FRAUD POLICY

1)	Purpose and Scope

This Anti-Fraud policy has been created to support the Federal Home Loan Bank’s (the “Bank”) commitment to protecting its revenue, property, reputation and other assets; to clearly emphasize the need for accurate financial reporting; and to establish guidelines for the investigation and handling of allegations of fraud, should they occur. This policy applies to all employees, officers, Directors and Affordable Housing Advisory Council members. It is intended to address not only instances of internal fraud at the Bank, but includes fraud detected by our dealings with our members, including issues related to their collateral or loan origination process, AHP sponsors, and other vendor relationships. Federal Housing Finance Agency (FHFA) regulation 12 CFR Part 1233 places an affirmative duty to report suspected fraud to the regulator, as well as to appropriate law enforcement.

2)	Definition of Fraud

The term “fraud” generally means an act of deception, bribery, forgery, extortion, theft, misappropriation, false representation, conspiracy, corruption, collusion, embezzlement, or intentional concealment or the omission of material facts. Fraud is a violation of trust that, in general, refers to an intentional act committed to secure personal or business advantage.

In relation to the purchase or sale of a loan or financial instrument or any transaction involving a financial instrument, the FHFA, for purposes of our Bank reporting possible fraud to the FHFA, defines fraud as “a misstatement, misrepresentation, or omission that cannot be corrected and that was relied upon by a regulated entity to purchase or sell a loan or financial instrument.” (12 CFR 1233.2)

While fraud can cover many activities, this policy is directed primarily at financial matters that could be legally defined as fraud. There are numerous criminal and civil definitions of fraud.  Listed below are several examples of “financial fraud”, which generally fall into three broad categories and may include, but are not limited to, the intentional:

•	Misappropriation of Assets
o	Forgery, alteration or misappropriation of checks, drafts, promissory notes, or securities
o	Unauthorized non-business acquisition, use, or disposition of funds, inventory, furniture, fixtures, equipment, records, or other assets
o	Embezzlement
o	Theft

Code of Conduct
Exhibit C
Approved by Board of Directors:  May 20, 2010
Effective:  ~~March 18~~ May 20~~1~~, 2010

o	Falsifying time sheets or payroll records including, but not limited to, reporting hours not worked or a supervisor not allowing the reporting of all hours worked by hourly employees
o	Falsifying travel and entertainment expenses and/or utilizing Bank funds to pay for personal expenses
o	Fictitious reporting of receipts from suppliers or shipments to customers
o	Misappropriation of Bank-owned computer hardware, software, data, or other records including intangibles (e.g. proprietary information, trade secrets, patents, etc.)

•	Fraudulent Financial Reporting
o	Improper earnings management
o	Improper revenue recognition
o	Overstatement of assets
o	Understatement of liabilities
o	Misapplication of generally accepted accounting principles

•	Expenditures and Liabilities for Improper Purposes
o	Bribery
o	Kickbacks

This also includes the intentional and willful making of any other material representations.  Fraud is not the breach of a future promise because there is no third-party reliance.  Also there can be no reliance for a change of opinion.

3)	Fraud Reporting Extends to Activities Internal or External to the Bank

Fraud may be internal to the Bank, but it may also be broader to include activities or omissions by any affiliated party of the Bank.  This includes:

a)	any director, officer, employee, or controlling stockholder of, or agent for, the Bank;
b)
any shareholder, affiliate, consultant, or joint venture partner of the Bank, and any other person, as determined by the FHFA Director (by regulation or on a case-by-case basis) that participates in the conduct of the affairs of the Bank, provided that a member of a Federal Home Loan Bank shall not be deemed to have participated in the  affairs of that Federal Home Loan Bank solely by virtue of being a shareholder of, and obtaining advances from, that Federal Home Loan Bank;

c)	any independent contractor for the Bank (including any attorney, appraiser, or accountant); and
d)	any not-for-profit corporation that receives its principal funding, on an ongoing basis, from the Bank.

Code of Conduct
Exhibit C
Approved by Board of Directors:  May 20, 2010
Effective:  ~~March 18~~ May 20~~1~~, 2010

4)	Bank Products and Investments

This policy concerning fraud, monitoring and reporting applies to all Bank products, services and investments, including without limitation:

•	Advances
•	Collateral
•	MBS Investments
•	Unsecured Investments
•	Mortgage Purchase Program
•	Derivatives
•	Affordable Housing Program
•	Community Investment Program
•	Correspondent Services
•	Bank Administration
•	Office of Finance Funding

5)	Staff and Board of Director Responsibilities

It is the Bank’s intent to investigate any suspected acts of internal fraud, misappropriation, or other similar irregularity. An objective and impartial investigation, as deemed necessary, shall be conducted regardless of the position, title, length of service, or relationship with the Bank of any party who might be or becomes involved in or becomes or is the subject of such investigation.

All external suspected acts of fraud, misappropriation, or other similar irregularity may be investigated by the appropriate state and/or federal agencies.

Manager ~~Controls~~Oversight of Controls and Management Reporting

Each manager is responsible for instituting and maintaining a system of control to provide reasonable assurance of the prevention and detection of fraud, misappropriations and other irregularities. Management personnel should be familiar with the types of improprieties which may occur within their area of responsibility and be alert to any indications of such conduct.

Based on the initial fact-finding, subject to the oversight of General Counsel and the Director of Internal Audit, they may direct a designated staff member, most knowledgeable of the facts, to prepare an initial draft of the FHFA-prescribed reporting form.

Note: employee and third party procedures for reporting suspected fraud is set forth in Section 6 below.

Code of Conduct
Exhibit C
Approved by Board of Directors:  May 20, 2010
Effective:  ~~March 18~~ May 20~~1~~, 2010

Corporate Risk Fraud Assessments

The Corporate Risk Management Division shall, working with each Bank manager, perform fraud risk assessments for each department of the Bank as part of the annual risk assessment process.  The risk of fraud may increase if a control is inadequate.  As Bank operations change, the fraud risk assessment should be updated, where feasible, and the adequacy of the operating controls used to prevent or detect fraud should be evaluated.  These fraud risk assessments shall be subject to review and comment by the Internal Audit staff when performing their routine or special audits.

Director of Internal Audit and General Counsel

The Director of Internal Audit and the General Counsel, in consultation with the appropriate management team, have the primary responsibility for jointly overseeing the investigation of all activity as defined in this policy.  They will oversee the reporting of fraud to the FHFA and the Audit Committee.

Upon notification or discovery of a suspected fraud internal to the Bank, or pervasive, systemic third party fraud that could adversely affect the Bank, the Director of Internal Audit will promptly notify the Chairman and Vice Chairman of the Audit Committee. The Bank will make every effort to keep the investigation confidential; however, from time to time outside experts such as legal counsel or auditors will need to be consulted in conjunction with the investigation.  Also, the Director of Internal Audit and the General Counsel shall involve others from Human Resources, Legal, or other management as deemed appropriate. Subject to keeping the Audit Committee apprised, as noted below, the Director of Internal Audit and/or the General Counsel may agree to authorize an independent investigation or to engage consultants to assist in the investigation.

Advisory Notice

The President-CEO and the Senior Vice President-CFO shall be apprised of the existence of any internal investigation, unless their potential involvement has been raised in any allegation or report leading to the investigation.  They shall also be kept apprised of the status of the investigation at least quarterly and prior to the end of any reporting period for which the CEO and CFO must provide written certifications and representations to the outside auditors, the FHFA or the SEC.

Code of Conduct
Exhibit C
Approved by Board of Directors:  May 20, 2010
Effective:  ~~March 18~~ May 20~~1~~, 2010

Chairman of the Audit Committee and Investigations

After an initial review and a determination that the suspected fraud warrants additional investigation, the Director of Internal Audit and the General Counsel will notify the Audit Committee and management, as appropriate. The Chairman of the Audit Committee may determine that the Director of Internal Audit or the General Counsel may initiate an internal investigation. The Chairman of the Audit Committee, or the Vice Chairman if the Chairman is precluded from acting under this policy, shall determine the appropriate investigative course of action and will keep the Audit Committee so advised.  The Audit Committee shall keep the Board apprised, and the Committee or the Board may elect to form a special committee to investigate or review and act upon the findings of any internal investigation.  The Chairman of the Audit Committee may require an independent investigation of the alleged fraud by outside counsel or other external consultation.  The Board or Audit Committee may engage its own experts or consultants as it deems appropriate.

No person who is the subject of any report will receive the notification provided for hereunder.

Upon conclusion of any internal investigation, the results will be reported to the appropriate management representatives~~. All instances of fraud will be further reported~~ and ~~to~~ the entire Audit Committee. In addition, quarterly updates of any investigations or findings of fraud shall be provided to the Audit Committee.

Where there are reasonable grounds to indicate that a fraud may have occurred, the Bank, through the Director of Internal Audit and/or the General Counsel, shall report the incident to the appropriate legal and/or regulatory authorities (including the FHFA as required by 12 CFR Part 1233), and the applicable insurance carriers in order to pursue all legal remedies. Also, the Bank shall pursue every reasonable effort, including legal action where necessary, to obtain recovery of any losses from the offender.  The risk of corporate libel and slander counter-claims if the primary fraud action is not pursued or is dismissed will also be considered.

6)	Employee and Third-Party Procedures for Reporting Suspected Fraud to the Bank

Bank staff should not, on their own initiative, investigate suspected fraud.  Any employee or other person who has knowledge of an occurrence of fraudulent conduct, or has reason to suspect that a fraud has occurred, shall immediately notify his or her supervisor or, if not an employee, the Director of Internal Audit or an Ethics Officer of the Bank. The Ethics Officers are identified on the Staff Policy Portal and on the Bank’s public website under "Contacts". Employees may bypass their supervisor if they have reason to believe that the supervisor might be involved. Any supervisor or other manager who is notified by an employee of suspected fraud or who has reason to believe that fraud has occurred shall notify the Director of Internal Audit or an Ethics Officer. Further, reports may be provided to senior officers or Directors, but should not be discussed with or reported to non-supervisory level employees at any time. All reporting may be done confidentially through EthicsPoint at:          1-866-850-1408 or www.ethicspoint.com.

Code of Conduct
Exhibit C
Approved by Board of Directors:  May 20, 2010
Effective:  ~~March 18~~ May 20~~1~~, 2010

7)	Procedures for Reporting Suspected Fraud to the FHFA (when applicable)

In accordance with 12 CFR §1233.3, the Bank shall submit to the Director of FHFA or his/her designee a timely written report upon discovery by the Bank that it has purchased or sold a fraudulent loan or financial instrument, or suspects a possible fraud relating to the purchase or sale of any loan or financial instrument. A sample of the format of the fraud report to be completed, as prescribed by FHFA, is attached as Appendix A (which may be updated by FHFA from time to time). However, the actual form is a password-protected FHFA-prescribed spreadsheet. In addition to submitting a report, in any situation that would have a significant impact on the Bank, the Bank shall immediately report any fraud or possible fraud to the Director by telephone or electronic communication.

All records associated with this submission shall be maintained by the Bank’s General Counsel and Director of Internal Audit for five years from the date of submission as provided for in 12 CFR 1233.3(c).  The number of reports filed will be communicated to the Audit Committee annually.  If a matter is internal to the Bank or is external, but significant to the Bank’s operations and risks, then the reporting and investigation processes set forth in Section 5 above shall apply.

8)	Security of Evidence

Once a suspected fraud is reported, immediate action to prevent the theft, alteration, or destruction of relevant records needs to occur. Such actions include, but are not necessarily limited to, removing the records and placing them in a secure location, limiting access to the location where the records currently exist, and preventing the individual(s) suspected of committing the fraud from having access to the records.  The records must be adequately secured until the Director of Internal Audit and General Counsel conclude that they may be released.

9)	Confidentiality

All participants in a fraud investigation shall keep the details and results of the investigation confidential. However, as noted above, from time to time other members of management or outside consultants will need to be consulted in conjunction with the investigation.

Code of Conduct
Exhibit C
Approved by Board of Directors:  May 20, 2010
Effective:  ~~March 18~~ May 20~~1~~, 2010

10)	Personnel Actions

During the investigation, and depending on the circumstances, the Bank may suspend employees who are the subject of the investigation with pay. If a suspicion of fraud by an employee is substantiated by the investigation, management may take appropriate disciplinary action, up to and including termination, in consultation with legal counsel, in addition to pursuing any legal remedies which may be available. If a suspicion of fraud by a Director or Advisory Council member is substantiated, management shall take all steps necessary to remove such person from his or her position, in addition to all legal remedies that may be available.

11)	Whistle-Blower Protection

No employee or person acting on behalf of the Bank in attempting to comply with this policy shall:

•	Be dismissed or threatened with dismissal;
•	Be disciplined or suspended or threatened with discipline or suspension;
•	Be penalized or have any other retribution imposed; or
•	Be intimidated or coerced;

based upon the fact that the employee or other person has reported an incident or participated in an investigation in accordance with the requirements of this policy. Violation of this section of the policy shall result in disciplinary action, up to and including dismissal.

If an allegation is made in good faith, but is not confirmed by the investigation, no action will be taken against the originator. However, malicious allegations will result in disciplinary action against such individual.

This policy is subject to the Bank’s Whistle-blower Policy. However, this policy shall control in the event of any conflicts with the provisions of the Whistle-blower Policy.

12)	Anti-Fraud Policy Training

In conjunction with the Annual Code of Conduct Training for all employees, the Anti-Fraud Policy should be reviewed annually.  All employees should be required to attest that they understand and are in compliance with the Anti-Fraud Policy.

13)	Anti-Fraud Policy Review

This policy shall be reviewed annually by the Bank’s Audit Committee.  In addition, the Bank’s Board of Directors should ratify this policy annually based upon recommendation of the Audit Committee.

Appendix A

Mortgage Fraud Reporting - Input Form

Version 1.7 (FHFA-1) (FR-1)

☑ GSE ☑ FHFA ☐ Uneditable

Chg Pswd | Create .dat File | Clear all fields | Insert Suspect (4A) | Insert Description (6A) | Delete 4A or 6A

Safe Harbor: Section 1379E of the Federal Housing Enterprises Financial Safety and Soundness Act of 1992 (12 U.S.C. 4631et seq.), as amended by Section 1115 of Federal Finance Regulatory Reform Act of 2008, provides protection from civil liability for reports of the purchase or sale of a fraudulent loan or financial instrument or suspicion of a possible fraud relating to the purchase or sale of any loan or financial instrument. Specifically, the law provides that: "Any regulated entity that, in good faith, makes a report pursuant to subsection (a)[of Section 1379E], and any entity-affiliated party, that, in good faith, makes or requires another to make any such report, shall not be liable to any person under any provision of law or regulation, any constitution, law, or regulation of any State or political subdivision of any State, or under any contract or other legally enforceable agreement (including any arbitration agreement) for such report or for any failure to provide notice of such report to the person who is the subject of such report or any other persons identified in the report."

Compliance Reference No.		
Conf Ref Version (A to Z)	B	
GSE Case No.		
Date of Report to FHFA		

Transmitter Information

1A-1

Field Name	Description	Report values	Input Error messages
Transmitter Name	Enter the name of the individual or organization that is transmitting the transactions on this file.		
Transmitter Address	Enter the street address of the transmitter.		
Transmitter City	Enter the city of the transmitter.		
Transmitter State	Enter the transmitter state in abbreviated form.		Virginia - VA
Transmitter Zip Code	Enter the transmitter zip code (5 or 9 digits, no dash)		
Transmitter Area Code	Enter the transmitter area code.		
Transmitter Phone	Enter the telephone number. (no dash)		
Transmitter Contact	Enter the name of an official contact for the transmitter.		
Transmitter Employer Identification Number (EIN)	**The use of FHFA's EIN by the Enterprises is restricted to purposes of mortgage fraud reporting.** This must be the valid nine-digit number assigned to the transmitter by IRS. Do not enter hyphens, slashes, ALPHA characters, all 9's, or all zeroes.		
Coverage Beginning Date	This will be the date of the earliest original transaction on the file.		
Coverage Ending Date	This will be the date of the latest original transaction on the file.		
Transmitter Control Code	This is the code assigned by the IRS. This code is also entered on Form 4804.		

Parent Financial Institution

2A-1

Field Name	Description	Report values	Input Error messages
Financial Institution Name	Enter the Financial Institution's full legal name.		
Institution Address	Enter the address of the Institution. Do not abbreviate.		
Institution City	Enter the city where the Institution is located.		
Institution State	Enter the two (2) character state code.		Virginia - VA
Institution Zip Code	Enter the zip code (5 or 9 digits, no dash).		
Primary Federal Regulator	Enter the Primary Federal Regulator as follows: A – Federal Reserve B – FDIC C – NCUA D – OCC E – OTS blank - FHFA		
Institution EIN	Enter the EIN of the Parent Financial Institution.		

Financial Institution Branch

2B-1

Field Name	Description	Report values	Input Error messages
Branch Office Address	Enter the branch office address.		
Branch Office City	Enter the city where the branch office city.		
Branch Office State	Enter the two (2) character state code.		Virginia - VA
Branch Office Zip Code	Enter the zip code for the branch office (US only).		
Branch Office Country Code	Select the appropriate country code (if not the US).		United States of America - US
Institution Closed Date	Date Institution closed (if closed).		
Contact Name	Name of the contact person.		
Contact Title	Title of the contact person.		
Contact Area Code	Area code of contact person.		
Contact Phone Number	Phone number of contact person.		
Contact Institution/Agency	Name of the Agency (if not filed by Financial institution).		

Suspicious Activity

3A-1

Confidential - Internal Distribution

Appendix A

Mortgage Fraud Reporting - Input Form

Version 1.7 (FHFA-1) (FR-1)

☑ GSE ☑ FHFA ☐ Uneditable

Chg Pswd | Create .dat File | Clear all fields | Insert Suspect (4A) | Insert Description (6A) | Delete 4A or 6A

Safe Harbor: Section 1379E of the Federal Housing Enterprises Financial Safety and Soundness Act of 1992 (12 U.S.C. 4631et seq.), as amended by Section 1115 of Federal Finance Regulatory Reform Act of 2008, provides protection from civil liability for reports of the purchase or sale of a fraudulent loan or financial instrument or suspicion of a possible fraud relating to the purchase or sale of any loan or financial instrument. Specifically, the law provides that: "Any regulated entity that, in good faith, makes a report pursuant to subsection (a)[of Section 1379E], and any entity-affiliated party, that, in good faith, makes or requires another to make any such report, shall not be liable to any person under any provision of law or regulation, any constitution, law, or regulation of any State or political subdivision of any State, or under any contract or other legally enforceable agreement (including any arbitration agreement) for such report or for any failure to provide notice of such report to the person who is the subject of such report or any other persons identified in the report."

	Compliance Reference No.		
	Conf Ref Version (A to Z)	B	
	GSE Case No.		
	Date of Report to FHFA		
Field Name	**Description**	**Report values**	**Input Error messages**
Law Enforcement Agencies Advised	Enter the appropriate code(s) from the list below of the Law Enforcement Agencies that have already been advised (maximum of 9) or blank if none. A = DEA B = FBI C = IRS D = Postal Inspection E = Secret Service F = US Customs G = Other Federal H = State I = Local		
Law Enforcement Agency Name	Enter the name of the Law Enforcement Agency already contacted (for G, H, or I Enforcement Agency Codes).		
Law Enforcement Contact Person 1	Enter the name of person 1 contacted at Law Enforcement Agency.		
Law Enforcement Agency 1 area code	Enter the area code of the Enforcement Agency contact person 1.		
Law Enforcement Agency 1 Phone Number	Enter the phone number of the Enforcement Agency contact person 1.		
Law Enforcement Agency 2 Contact Person	Enter the name of person contacted at 2nd Law Enforcement Agency.		
Law Enforcement Agency 2 Area Code	Enter the area code of the 2nd Law Enforcement Agency.		
Law Enforcement Agency 2 Phone Number	Enter the phone number of 2nd LAW Enforcement Agency contact person.		
From Violation Date	Enter the from date of the violation. If only one date, enter here. This is the first loan origination date.		
To Violation Date	Enter the to date of the violation. Only enter if a range of dates. This is the last loan origination date.		
Violation Amount	Enter the dollar amount involved in known or suspected violation (max. $9,999,999,999). This is the aggregate loan origination Unpaid Balance (UPB) amount.		
Violation Type	Add list of Violation Types (maximum 10) A = BSA B = Bribery/Gratuity C = Check Fraud D = Check Kiting E = Commercial Loan Fraud F = Computer Intrusion G = Consumer Loan Fraud H = Counterfeit Check I = Counterfeit Credit/Debit Card J = Counterfeit Instrument K = Credit Card Fraud L = Debit Card Fraud M = Defalcation/Embezzlement N = False Statement O = Misuse of Position or Self-Dealing P = Mortgage Loan Fraud Q = Mysterious Disappearance R = Wire Transfer Fraud S = Other T = Terrorist Financing U = Identity Theft		
Violation Type Other	If other Violation Type indicated, describe the violation.		
Prepared Date	Date Report Prepared.		
Suspicious activity description			6A

Confidential - Internal Distribution

Appendix A

Mortgage Fraud Reporting - Input Form

Version 1.7 (FHFA-1) (FR-1)

☑ GSE ☑ FHFA ☐ Uneditable

Chg Pswd | Create .dat File | Clear all fields | Insert Suspect (4A) | Insert Description (6A) | Delete 4A or 6A

Safe Harbor: Section 1379E of the Federal Housing Enterprises Financial Safety and Soundness Act of 1992 (12 U.S.C. 4631et seq.), as amended by Section 1115 of Federal Finance Regulatory Reform Act of 2008, provides protection from civil liability for reports of the purchase or sale of a fraudulent loan or financial instrument or suspicion of a possible fraud relating to the purchase or sale of any loan or financial instrument. Specifically, the law provides that: "Any regulated entity that, in good faith, makes a report pursuant to subsection (a)[of Section 1379E], and any entity-affiliated party, that, in good faith, makes or requires another to make any such report, shall not be liable to any person under any provision of law or regulation, any constitution, law, or regulation of any State or political subdivision of any State, or under any contract or other legally enforceable agreement (including any arbitration agreement) for such report or for any failure to provide notice of such report to the person who is the subject of such report or any other persons identified in the report."

Compliance Reference No.		
Conf Ref Version (A to Z)	B	
GSE Case No.		
Date of Report to FHFA		

Field Name	Description	Report values	Input Error messages
Explanation/Description	Enter a detailed Explanation/Description of the Suspicious Activity. Do not use special characters. (Max. 396 characters per record.)	THIS SUSPICIOUS ACTIVITY REPORT (SAR) IS COMPLETED BY THE FEDERAL HOUSING FINANCE AGENCY (FHFA), AND THE ENTITIES UNDER ITS CONSERVATORSHIP, IN ACCORDANCE WITH A MEMORANDUM OF UNDERSTANDING (MOU) WITH THE FINANCIAL CRIMES ENFORCEMENT NETWORK AND THE OFFICE OF FEDERAL HOUSING ENTERPRISE OVERSIGHT, THE PREDECESSOR OPFHFA, SIGNED JULY 2006. ACCORDING TO THE MOU, FHFA SHALL REPORT SUSPICIOUS	

Suspicious activity description

6A-2

Field Name	Description	Report values	Input Error messages
Explanation/Description	Enter a detailed Explanation/Description of the Suspicious Activity. Do not use special characters. (Max. 396 characters per record.)	MORTGAGE FRAUD INFORMATION WHICH SHALL CONSTITUTE INFORMATION COLLECTED UNDER THE AUTHORITY OF THE BANK SECRECY ACT (BSA), CODIFIED AT 12 U.S.C. 1829B, 12 U.S.C. 1951-1059, 31 U.S.C. 5311-5332. AS SUCH, SUSPICIOUS ACTIVITY INFORMATION SHALL BE TREATED AS ANY OTHER ITEM OF BSA INFORMATION FOR PURPOSES OF FURTHER USE AND DISCLOSURE.	

Suspicious activity description

6A-3

Field Name	Description	Report values	Input Error messages
Explanation/Description	Enter a detailed Explanation/Description of the Suspicious Activity. Do not use special characters. (Max. 396 characters per record.)		

Suspicious activity description

6A-4

Field Name	Description	Report values	Input Error messages
Explanation/Description	Enter a detailed Explanation/Description of the Suspicious Activity. Do not use special characters. (Max. 396 characters per record.)		

Suspicious activity description

6A-5

Field Name	Description	Report values	Input Error messages
Explanation/Description	Enter a detailed Explanation/Description of the Suspicious Activity. Do not use special characters. (Max. 396 characters per record.)		

Confidential - Internal Distribution

Appendix A

Mortgage Fraud Reporting - Input Form	Version 1.7 (FHFA-1) (FR-1)	☑ GSE ☑ FHFA ☐ Uneditable
Chg Pswd	Create .dat File · Clear all fields · Insert Suspect (4A)	Insert Description (6A) · Delete 4A or 6A

Safe Harbor: Section 1379E of the Federal Housing Enterprises Financial Safety and Soundness Act of 1992 (12 U.S.C. 4631et seq.), as amended by Section 1115 of Federal Finance Regulatory Reform Act of 2008, provides protection from civil liability for reports of the purchase or sale of a fraudulent loan or financial instrument or suspicion of a possible fraud relating to the purchase or sale of any loan or financial instrument. Specifically, the law provides that: "Any regulated entity that, in good faith, makes a report pursuant to subsection (a)[of Section 1379E], and any entity-affiliated party, that, in good faith, makes or requires another to make any such report, shall not be liable to any person under any provision of law or regulation, any constitution, law, or regulation of any State or political subdivision of any State, or under any contract or other legally enforceable agreement (including any arbitration agreement) for such report or for any failure to provide notice of such report to the person who is the subject of such report or any other persons identified in the report."

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Confidential - Internal Distribution

Code of Conduct
Exhibit D
Approved by Board of Directors:  March 17, 2006
Effective:  July 1, 2006
Amended March 16, 2007

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

WHISTLE-BLOWER POLICY

Overview

The Federal Home Loan Bank of Indianapolis (the “Bank”) is committed to complying with, and requiring employees to comply with, all applicable laws, regulations, accounting standards, internal accounting controls, audit practices, the Code of Conduct, and all other policies and procedures established by the Bank. The Bank has adopted this policy in order to:

•	Encourage disclosure and investigation of improprieties before they can disrupt the business or operations of the Bank or lead to serious loss.
•	Promote a climate of accountability with respect to Bank resources.
•	Ensure that no employee should feel at a disadvantage in lawfully raising legitimate concerns.

Individuals are encouraged to report concerns regarding any questionable actions, activities or other matters outlined in this policy.  Any person may submit a good faith complaint, report or concern regarding such matters without fear of dismissal or retaliation of any kind.

Scope of Policy

To the extent not specifically addressed in a particular policy of the Bank and subject to all applicable laws and regulations that may apply, this policy relates to and governs the handling of complaints, reports and concerns about possible violations of the following:

•	The Bank’s Anti-Fraud Policy, Disclosure Policy, and Policy Prohibiting Insider Trading of Securities.
•	Applicable laws, rules and regulations.
•	The Bank’s Code of Conduct and Employee Handbook.
•	Any other code, policy, or procedure established by the Bank.

Reporting Process

The Bank has retained a third-party provider, EthicsPoint, to accept, verify and log any complaints received. Any individual with concerns regarding possible violations can anonymously report a complaint through EthicsPoint by telephone or the Internet at:
Telephone Number: 1-866- 850-1408
Internet Address: https://secure.ethicspoint.com/domain/en/report_company.asp?clientid=2453

Code of Conduct
Exhibit D
Approved by Board of Directors:  March 17, 2006
Effective:  July 1, 2006
Amended March 16, 2007

Alternatively, any person wishing to communicate directly with an individual at the Bank to register a complaint may contact the Bank’s Director of Internal Audit, the General Counsel, or the Director of Human Resources. Further, reports may be provided to senior officers or Directors, but should not be discussed with or reported to non-supervisory level employees at any time. If a complaint involves any of the above-referenced persons or any member of the Audit Committee of the Board of Directors (the “Board”), the complaint can be reported to any of the non-involved persons, notwithstanding the subject matter of the complaint. Contact information for any of the identified officers can be found on the Staff Policy Portal or the Bank’s public website.

The reporting individual should provide names, dates, places and other details sufficient to facilitate an effective investigation.

Confidentiality

The Bank encourages individuals to identify themselves when making a report to aid in the investigation. However, any person who does not want to be identified is entitled to register a report anonymously.

The Bank will treat all reports in a confidential manner. If a person has identified himself or herself when making a complaint in good faith, the Bank will exercise particular care to keep the person’s identity confidential until a formal investigation is launched. Thereafter, the identity of the person who registered the complaint will be kept confidential unless disclosure is necessary to complete a fair investigation or for another overriding reason, or as required by law or regulation.

Notice of Complaints and Investigations

Upon receiving a report under this policy, EthicsPoint will notify the Director of Internal Audit, General Counsel and the Director of Human Resources. In the event a report is received directly by one of these officers, the recipient shall notify the other officers and the Director of Internal Audit will provide notice to the Chairman and Vice Chairman of the Audit Committee. The Chairman and the Vice Chairman of the Audit Committee will be made aware that a complaint has been received with respect to alleged violations of the Anti-Fraud Policy, Disclosure Policy, Securities Trading Policy or any accounting or financial controls standard or requirement. Such complaints shall be handled by the Director of Internal Audit, at the direction of the Chairman of the Audit Committee, or the Vice Chairman if the Chairman is precluded from acting under this policy. The General Counsel and the Director of Human Resources will generally handle all reports involving all non-accounting, non-auditing or non-financial issues, unless otherwise directed by the Board, the Audit Committee or the President-CEO.

Code of Conduct
Exhibit D
Approved by Board of Directors: March 17, 2006
Effective: July 1, 2006
Amended March 16, 2007

Further, the President-CEO and the Senior Vice President-CFO shall be apprised of the existence of any investigation unless their potential involvement has been raised in any allegation or report leading to the investigation. They shall also be kept apprised of the status of the investigation, at least quarterly and prior to the end of any reporting period for which the CEO and CFO must provide written certifications and representations to the outside auditors, the Federal Housing Finance Agency or the SEC.

No person who is the subject of any report will receive such notification.

Handling of Complaints

Upon receiving notice of a complaint, either directly or through EthicsPoint, and subject to any specific requirements of an applicable Bank policy or related law or regulation, the Director of Internal Audit, the General Counsel or the Director of Human Resources, will undertake a preliminary investigation to determine if the information can be substantiated.. The Director of Internal Audit shall report to the Chairman and Vice Chairman of the Audit Committee, and the General Counsel or Director of Human Resources shall report to the President-CEO and, as necessary, the applicable committee of the Board of Directors. Those persons shall determine if any further action is required to fully evaluate the report.

The Chairman of the Audit Committee, the President-CEO, or the Board may determine that the Director of Internal Audit or the General Counsel may initiate an internal investigation or require that an independent investigation by outside counsel or other external consultants be undertaken. The Director of Internal Audit and the General Counsel may involve others from Human Resources, Legal, or other management as deemed appropriate. The Director of Internal Audit and/or the General Counsel may agree to authorize an independent investigation or to engage consultants to assist in the investigation, even if not required by the President-CEO or the Chairman of the Audit Committee.

Prompt and appropriate corrective action will be taken when warranted in the judgment of the Audit Committee, the President-CEO or the Board, (or its applicable Board committee) as appropriate.

Complaint Recordkeeping and Periodic Reporting

The Director of Internal Audit, the General Counsel and the Director of Human Resources shall maintain an appropriate record of all reports received by their applicable departments, whether through EthicsPoint or otherwise, and shall track such reports through their investigation and ultimate resolution. A periodic summary of such reports shall be made to the Audit Committee or other appropriate committee of the Board. The Internal Audit Department shall perform annual testing of the EthicsPoint reporting service.

Code of Conduct
Exhibit D
Approved by Board of Directors:  March 17, 2006
Effective:  July 1, 2006
Amended March 16, 2007

No Retaliation

The Bank will not permit any negative or adverse actions to be taken against any employee or other individual because that person has made a report in good faith about any of the policies, rules or regulations discussed even if such report proves to be mistaken. Retaliation, in any form, will not be tolerated. Any act of alleged retaliation should be reported immediately and will be promptly investigated and resolved.

Policy Review

This policy shall be reviewed annually by the Bank’s Audit Committee. In addition, the Bank’s Board shall ratify this policy annually based upon recommendation of the Audit Committee, with such amendments as are deemed appropriate.